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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
State Communications, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Information Statement/Prospectus.





                                                /s/ KPMG LLP
Greenville, South Carolina
October 25, 2000                                KPMG LLP